Exhibit 99.1

Cara Therapeutics Appoints Thomas Reilly as

Chief Financial Officer

STAMFORD, Conn., Oct. 1, 2020 (GLOBE NEWSWIRE) -- Cara Therapeutics, Inc. (Nasdaq: CARA), a biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus by selectively targeting peripheral kappa opioid receptors, today announced the appointment of Thomas Reilly as Chief Financial Officer, effective October 1. Mr. Reilly will be responsible for overseeing the Company’s financial strategy and activities related to accounting, capital markets, and business operations. He joins Cara from Allergan, now part of AbbVie, where he served as Finance Head for the U.S. General Medicine Commercial Business.

“We are very pleased to welcome Tom to the Cara executive management team,” said Derek Chalmers, Ph.D., D.Sc., President and Chief Executive Officer of Cara. “He brings extensive commercial financial and business expertise in the biopharma sector which will be instrumental as we continue to advance KORSUVA Injection towards commercialization with the expected filing of our first NDA later this year.”

Mr. Reilly has over 20 years of experience in biopharmaceutical financial operations, including significant management experience in accounting and commercial finance. As Finance Head for the U.S. General Medicine Commercial Business Finance Head at Allergan, he was instrumental in growing sales, managing capital allocations, and serving as a member of the commercial leadership team. Prior to Allergan, he held numerous financial management positions of increasing responsibility within Novartis, most notably Head of Finance of Global Oncology Development. Previously, he served as the Finance Manager, US Consumer Healthcare Division of Pharmacia Corporation, now Pfizer Inc. Mr. Reilly holds an M.B.A. in accounting from Seton Hall University and a B.S. in finance from Manhattan College.

“Cara Therapeutics is at an exciting point in the Company’s history as it prepares to become a commercial-stage organization,” said Mr. Reilly. “The strength of the Company’s clinical pipeline and established commercial agreements for KORSUVA Injection underscore significant potential for future growth and success. I look forward to working with the Cara team during this transformative next phase of the Company’s development.”

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus by selectively targeting peripheral kappa opioid receptors, or KORs. Cara is developing a novel and proprietary class of product candidates, led by KORSUVA™ (CR845/difelikefalin), a first-in-class KOR agonist that targets the body’s peripheral nervous system, as well as certain immune cells. In two Phase 3 trials, KORSUVA Injection has demonstrated statistically significant reductions in itch intensity and concomitant improvement in quality of life measures in hemodialysis patients with moderate-to-severe chronic kidney disease-associated pruritus (CKD-aP). Cara has successfully completed its Phase 2 trial of Oral KORSUVA for the treatment of pruritus in patients with CKD and is currently conducting Phase 2 trials of Oral KORSUVA in atopic dermatitis and primary biliary cholangitis patients with moderate-to-severe pruritus.

The FDA has conditionally accepted KORSUVA™ as the trade name for difelikefalin injection. CR845/difelikefalin is an investigational drug product and its safety and efficacy have not been fully evaluated by any regulatory authority.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the expected timing for the submission of the Company’s NDA for KORSUVA Injection for CKD-aP, the Company’s ability to commercialize KORSUVA Injection and the Company’s potential future growth and success. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Cara Therapeutics’ filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q and its other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cara Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

INVESTOR CONTACT:

Janhavi Mohite

Stern Investor Relations, Inc.
212-362-1200
janhavi.mohite@SternIR.com

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6 Degrees

973-415-8838

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